UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 18, 2007

AMERICA FIRST APARTMENT INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-49986	47-0858301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 100, 1004 Farnam Street
                                      Omaha, Nebraska 68102
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 557-6360

                                           None
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the closing of the merger (the “Merger”) of America First Apartment Investors, Inc. (the “Company”) with and into Sentinel White Plains LLC (“Merger Sub”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 22, 2007 (the “Merger Agreement”) by and among the Company, Merger Sub and Sentinel Omaha LLC (“Parent”), the Company notified the NASDAQ Global Market (“Nasdaq”) on September 18, 2007, that each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) was cancelled and automatically converted into the right to receive $25.30 in cash, without interest, and requested that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to report that the shares of the Common Stock are no longer listed on the Nasdaq.

Item 5.01.	Changes in Control of Registrant.

On September 18, 2007, the Company completed its merger with and into Merger Sub and the other transactions contemplated by the Merger Agreement.   Merger Sub is the surviving entity in connection with the Merger.

In the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive $25.30 in cash, without interest and less any applicable withholding taxes.  Each outstanding option to purchase Common Stock, whether or not vested or exercisable at the effective time of the Merger, was cancelled at the effective time in exchange for the right to receive, for each share of Common Stock issuable upon exercise of such option, an amount in cash, less any applicable withholding taxes, equal to the excess, if any, of $25.30 over the applicable exercise price of such option.

Following the consummation of the Merger, the registration of the Common Stock and the Company’s reporting obligations with respect to the Common Stock under the Securities and Exchange Act of 1934, as amended, were terminated.  In addition, the Common Stock is no longer listed on any stock exchange or quotation system, including Nasdaq.

Item 5.02.	Departures of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Merger Agreement, on September 18, 2007, each of Michael Yanney, John H. Cassidy, Lisa Roskens, George Behringer, George Krauss, George Jansen, Gregor Medinger, John Schlegel and Steven Seline resigned as members of the board of the Company, John H. Cassidy resigned from the positions of President and Chief Executive Officer,  Paul Beldin resigned from the positions of Chief Financial Officer, Vice-President, Treasurer and Secretary and James Egan resigned from the position of Chief Investment Officer. As of the effective time of the Merger, the Company was merged into Merger Sub and the Company did not survive the Merger.

Item 8.01.	Other Events.

A copy of the press release issued by the Company on September 18, 2007 relating to the closing of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of America First Apartment Investors, Inc. dated September 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST APARTMENT INVESTORS, INC.

Date: September 18, 2007	By:	/s/ John H. Cassidy
John H. Cassidy,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of America First Apartment Investors, Inc. dated September 18, 2007.